SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2007

Stamford Industrial Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25781	41-1844584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, 22nd Floor, Stamford Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 428-2040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A is being filed to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 14, 2007, by Stamford Industrial Group, Inc. (the “Registrant”).

Item 2.02    Results of Operations and Financial Condition

On August 14, 2007, the Registrant issued an earnings press release announcing financial results for the three and six months ended June 30, 2007. Such press release inadvertently erroneously quoted the Registrant’s Chief Executive Officer, Al Weggeman as stating “We reiterate our full year 2007 fully diluted earnings per share guidance of approximately $0.03 to $0.05.” Such quote should have instead stated “Our full year 2007 fully diluted earnings per share guidance is approximately $0.05 to $0.07.” This is consistent with similar statements appearing elsewhere in the press release. It is noted that such earnings include non-recurring, non cash earnings of approximately $0.02 per share generated as a result of a $768,000 reduction of the Registrant’s deferred tax asset for the six months ended June 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 16, 2007

STAMFORD INDUSTRIAL GROUP, INC.

By:  /s/ Jonathan LaBarre
Name: Jonathan LaBarre
Title: Chief Financial Officer